First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




April 17, 2001


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 523

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
58382 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust
Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President